SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )



Filed by the Registrant                                               |X|
Filed by a Party other than the Registrant                            [ ]

Check the appropriate box:

|X| Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

     WEISS, PECK & GREER INTERNATIONAL FUND (File Nos. 33-26773, 811-05759)
              -----------------------------------------------------
                 Name of Registrant as Specified in its Charter

Payment of Filing Fee (Check the appropriate box):


|X|    No fee required.

                     WEISS, PECK & GREER INTERNATIONAL FUND
                               One New York Plaza
                            New York, New York 10004

                                  May __, 1999

Dear Shareholder:

         I am pleased to announce that your Fund's Trustees have called a special shareholder meeting to be held on Thursday, June 24, 1999. The purpose of the special meeting is to permit the Fund's shareholders to consider a new investment subadvisory agreement with Robeco Institutional Asset Management US Inc. ("RIAM"), an affiliate of Weiss, Peck & Greer, L.L.C., the Fund's investment adviser. If this proposal is approved, RIAM will become the subadviser to your Fund. The Trustees of your Fund believe that the Fund would benefit from the international expertise that RIAM provides in reliance upon its parent company, Robeco Groep N.V. ("Robeco") and its other non-U.S. affiliates, and recommends that RIAM serve as the Fund's subadviser. Robeco, which was founded in 1929, is one of the world's oldest asset management organizations. As of May 1, 1999, Robeco and its subsidiaries had approximately $95 billion in assets under management worldwide.

         The terms of the proposed new investment subadvisory agreement with RIAM are substantially similar to the terms of the Fund's current investment subadvisory agreement, except for the parties, dates of execution, effectiveness and termination. The enclosed proxy statement seeks shareholder approval on this proposal. THE PROPOSAL DOES NOT REQUEST A CHANGE IN THE RATE OF YOUR FUND'S INVESTMENT ADVISORY OR SUBADVISORY FEES.

         Although we recommend that you read the complete Proxy Statement, for your convenience, we have provided a brief overview of the proposal in the attached "Questions & Answers."

         The proposal has been unanimously approved by your Fund's Board of Trustees, which recommends you vote "FOR" the proposal. YOUR IMMEDIATE RESPONSE WILL HELP SAVE THE COSTS OF ADDITIONAL SOLICITATIONS. PLEASE BE SURE TO SIGN AND RETURN THE PROXY CARD INCLUDED IN THIS PACKAGE. We look forward to your participation, and we thank you for your continued confidence in WPG.

                                             Sincerely,


                                             Roger J. Weiss,
                                             CHAIRMAN OF THE BOARD OF TRUSTEES

Enclosures

                               QUESTIONS & ANSWERS

Q:   WHY AM I RECEIVING THIS PROXY STATEMENT?

A: Federal securities laws require a vote by the Fund's shareholders whenever the Fund changes its investment adviser or subadviser. Your Fund is seeking shareholder approval of a new investment subadvisory agreement with Robeco Institutional Asset Management US Inc. ("RIAM"), which, if approved, would result in RIAM becoming the Fund's new investment subadviser. Weiss, Peck & Greer, L.L.C. ("WPG") would continue to serve as the Fund's investment adviser. Please refer to the proxy statement for a detailed explanation of this proposal.

Q:   HOW WILL THIS AFFECT MY ACCOUNT?

A: You can expect the same level of management expertise and high-quality shareholder service from WPG to which you've grown accustomed. The terms of the proposed new investment subadvisory agreement with RIAM are substantially identical to the terms of the Fund's current investment subadvisory agreement, except for the parties and the dates of execution, effectiveness and termination. Approval of the agreement would result in RIAM becoming the fund's investment subadviser. The subadviser is primarily responsible for selection and management of the Fund's investments in international securities, subject to the supervision of WPG.

Q:   WILL THE INVESTMENT ADVISORY AND SUBADVISORY FEES INCREASE?

A: No. THE PROPOSAL DOES NOT REQUEST AN INCREASE IN THE RATE OF THE FUND'S INVESTMENT ADVISORY OR SUBADVISORY FEES.

Q:   WILL MY VOTE MAKE A DIFFERENCE?

A: Your vote is needed to ensure that the proposal can be acted upon. Additionally, your immediate response on the enclosed proxy card(s) will help save the costs of any further solicitations for a shareholder vote. We encourage all shareholders to participate in the governance of their Fund.

Q:   HOW DO THE TRUSTEES OF MY FUND SUGGEST THAT I VOTE?

A: After careful consideration, the Trustees of your Fund, including the independent Trustees who comprise a majority of the Fund's Board of Trustees, unanimously recommend that you vote "FOR" the proposal.

Q:   WHOM DO I CALL IF I HAVE QUESTIONS?

A: We will be happy to answer your questions about the proxy solicitation. Please call us at 1-800-223-3332 between 9:00 a.m. and 5:00 p.m. New York time, Monday through Friday.

Q:   WHERE DO I MAIL MY PROXY CARD(S)?
A: You may use the enclosed postage-paid envelope.

                                  PROXY BALLOT

                     WEISS, PECK & GREER INTERNATIONAL FUND

         The undersigned, revoking all prior proxies, hereby appoints Roger J. Weiss, Ronald M. Hoffner and Joseph J. Reardon, or any of them individually, as proxies, with full power of substitution, to vote for the undersigned at the Special Meeting of Shareholders of Weiss, Peck & Greer International Fund (the "Fund"), to be held at the offices of Weiss, Peck & Greer, L.L.C. ("WPG"), 30th floor, One New York Plaza, New York, New York 10004, on June 24, 1999, at 1:00 p.m. (New York time) or at any adjournment thereof, notice of which meeting and the Proxy Statement accompanying the same have been received by the undersigned, upon the following matter as described in the Notice of Special Meeting and accompanying Proxy Statement:


1. To approve a new investment subadvisory    FOR [ ]  AGAINST [ ]  ABSTAIN  [ ]
   agreement among the Fund, WPG and Robeco
   Institutional Asset Management US Inc.

         Said proxies will vote this proxy as directed, or if no direction is indicated, for the Proposal unless authority to do so is specifically withheld in the manner provided.

                                         Dated:_________________, 1999

                                         --------------------------------------

[label to be affixed here stating        ______________________________________
shareholder name, address and
account number]                          ______________________________________
                                              Signature(s)

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR OR OTHER FIDUCIARY, PLEASE GIVE YOUR FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN PERSONALLY.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES AND SHOULD BE RETURNED AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED.

                     WEISS, PECK & GREER INTERNATIONAL FUND
                               One New York Plaza
                            New York, New York 10004
                                 (800) 223-3332
                           -------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 24, 1999
                           -------------------------

To the Shareholders of WEISS, PECK & GREER INTERNATIONAL FUND:

         Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of the Weiss, Peck and Greer International Fund (the "Fund") will be held at the offices of Weiss, Peck & Greer, L.L.C. ("WPG"), One New York Plaza, 30th floor, New York, New York 10004, on Thursday, June 24, 1999 at 1:00 p.m. (New York time).

The Meeting will be held for the following purposes:

         1. To approve a new investment subadvisory agreement among the Fund, WPG and Robeco Institutional Asset Management US Inc.; and

         2. To transact such other business as may properly come before the Meeting and any adjournment thereof.

             THE BOARD OF TRUSTEES OF YOUR FUND RECOMMENDS THAT YOU
                    VOTE IN FAVOR OF THE FOREGOING PROPOSAL.

         The Board of Trustees has no knowledge of any other business to be transacted at the Meeting. Shareholders of record of the Fund at the close of business on April 30, 1999 are entitled to notice of, and to vote at, the Meeting and any adjournment thereof.

                                    By Order of the Boards of Trustees,

                                    Joseph J. Reardon,
                                    SECRETARY

May __, 1999


--------------------------------------------------------------------------------
                                    IMPORTANT
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE PROMPTLY COMPLETE, DATE AND SIGN THE PROXY CARD FOR THE SHARES HELD BY YOU AND RETURN THE PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR VOTE CAN BE RECORDED. NO POSTAGE IS REQUIRED IF THE ENVELOPE IS MAILED IN THE UNITED STATES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.
--------------------------------------------------------------------------------

                     WEISS, PECK & GREER INTERNATIONAL FUND
                               One New York Plaza
                            New York, New York 10004
                                 (800) 223-3332

                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Trustees" or "Board") to be voted at a Special Meeting of Shareholders (the "Meeting") of the Weiss, Peck and Greer International Fund, a Massachusetts business trust (the "Fund"). The Meeting will be held at the offices of the Fund's investment adviser, Weiss, Peck & Greer, L.L.C. ("WPG"), 30th floor, One New York Plaza, New York, New York 10004, on Thursday, June 24, 1999 at 1:00 p.m. (New York time). The approximate mailing date of this Proxy Statement and accompanying form of proxy is May __, 1999.

         The purpose of the Meeting is to permit the Fund's shareholders to consider a proposal (the "Proposal") to approve a new investment subadvisory agreement among the Fund, WPG and Robeco Institutional Asset Management US Inc. ("RIAM"). If the Fund's shareholders approve the new investment subadvisory agreement by voting for the Proposal, RIAM will replace Hill Samuel Asset Management Limited as the Fund's investment subadviser. The vote of shareholders on the new investment subadvisory agreement is required under the Investment Company Act of 1940, as amended (the "1940 Act"). As described in the Proposal, the new investment subadvisory agreement is substantially similar to the Fund's current investment subadvisory agreement, except for the parties and the dates of execution, effectiveness and termination. THE PROPOSAL DOES NOT REQUEST AN INCREASE IN THE RATE OF THE FUND'S INVESTMENT ADVISORY OR SUBADVISORY FEES.

         Participating in the Meeting are holders of shares of beneficial interest (collectively, the "Shares") of the Fund. The Board has fixed the close of business on April 30, 1999 as the record date (the "Record Date") for the determination of holders of Shares of the Fund entitled to vote at the Meeting and any adjournment thereof. Shareholders on the Record Date will be entitled to one vote per each Share held with respect to each proposal submitted to the Fund's shareholders, and a fractional vote with respect to fractional Shares on each matter as to which such Shares are entitled to vote, with no Share having cumulative voting rights. A copy of the Fund's Annual Report (including financial statements) for the fiscal year ended December 31, 1998 was previously mailed to each shareholder. ADDITIONAL COPIES OF THE FUND'S ANNUAL REPORT ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO THE FUND AT ITS PRINCIPAL EXECUTIVE OFFICE OR PHONE NUMBER LISTED ABOVE. THE FUND'S PRINCIPAL UNDERWRITER IS FIRST DATA DISTRIBUTORS, INC., 4400 COMPUTER DRIVE, WESTBORO, MA 01581.

               PROPOSAL 1: APPROVAL OF A NEW SUBADVISORY AGREEMENT

GENERAL

         At a meeting of the Fund's Board held on April 21, 1999, the Trustees, including the Trustees who are not "interested persons" (as defined in the 1940
Act) of the Fund, WPG or RIAM (the "Independent Trustees"), unanimously approved and voted to recommend that the Fund's shareholders approve, a new investment subadvisory contract (the "New Subadvisory Agreement") among the Fund, WPG and the proposed subadviser, RIAM. The form of New Subadvisory Agreement is attached to this Proxy Statement as EXHIBIT A. Pursuant to the New Subadvisory Agreement, RIAM would be primarily responsible for selecting and managing the Fund's investments in non-U.S. securities, subject to the supervision of WPG. The Fund's current investment subadvisory agreement (the "Current Subadvisory Agreement") among the Fund, WPG and Hill Samuel Asset Management Limited, the International Fund's current investment subadviser ("Hill Samuel"), will terminate upon the effectiveness of the New Subadvisory Agreement.

THE SUBADVISER

         RIAM, a Delaware corporation, is an affiliate of WPG and its principal executive offices are the same as WPG's, at One New York Plaza, New York, New York 10004. Both RIAM and WPG are indirect wholly owned subsidiaries of Robeco Groep N.V., a Dutch public limited liability company ("Robeco"). RIAM, an investment adviser registered in 1997 under the U.S. Investment Advisers Act of 1940, provides investment advice to U.S. persons with respect to non-U.S. securities in reliance upon the investment management expertise of Robeco and its investment management subsidiaries.

         Robeco is a holding company that owns various asset management subsidiaries, including Robeco Institutional Asset Management, B.V. ("RIAM BV") (collectively referred to as the "Robeco Group"). Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Rabobank Nederland owns 50% of the shares of Robeco and the balance is owned by shareholders of certain investment funds managed by the Robeco Group.

         The Robeco Group is a fund management organization. Through its subsidiaries it advises and manages investment funds, some of whose shares are traded primarily on the Amsterdam Stock Exchange. Its subsidiaries also advise and manage a number of institutional funds. The Robeco Group operates primarily outside of the United States, although it currently owns WPG and RIAM and holds significant ownership interests in two other U.S. investment advisers. The Robeco Group, through its subsidiaries, has approximately 2,500 employees worldwide. Of the approximately $95 billion in assets under management at May 1, 1999, approximately $19 billion was managed in the U.S.

         In connection with providing investment subadvisory services to the Fund, in addition to using its own personnel, RIAM will utilize the services of advisory personnel that are employed by its non-U.S. affiliates ("Shared Personnel"). When providing investment advisory services to the Fund, the Shared Personnel will act solely in their capacity as associated persons of RIAM. RIAM also will use administrative services of its non-U.S. affiliates, including data processing and related recordkeeping services, and client report preparation services. The principal executive offices of Robeco and its non-U.S. subsidiaries are located at Coolsingel 120, 3011 AG Rotterdam, The Netherlands. Although RIAM's affiliate, WPG, serves as the adviser to each of the U.S. mutual funds in the Weiss, Peck & Greer group of funds and another of RIAM's affiliates serves as the adviser to a number of non-U.S. investment funds, RIAM currently does not advise any U.S. mutual fund.

         Set forth below is the name, address and principal occupation of the president (the principal executive officer) and each director of RIAM. None of the Trustees or officers of the Fund is a director, employee or controlling shareholder of RIAM.


NAME AND ADDRESS           POSITION(S) WITH RIAM          PRINCIPAL OCCUPATION
Rudolphus Gabriel          President and Director         Managing Director,
     Cornelis Hendriks                                    RIAM BV

Christiaan Brandsma        Director                       Managing Director,
                                                          RIAM BV

Cornelis Theodorus         Director and Vice President    Director, Robeco;
     Leonardus Korthout                                   Managing Director, WPG

TERMS OF THE NEW SUBADVISORY AGREEMENT

         The terms of the New Subadvisory Agreement are substantially similar in all material regards to the terms of the Current Subadvisory Agreement, except for the parties and the dates of execution, effectiveness and termination. All the terms described below with respect to the New Subadvisory Agreement are contained in the Current Subadvisory Agreement. The following summary of the New Subadvisory Agreement is qualified by reference to the form of New Subadvisory Agreement attached to this Proxy Statement as EXHIBIT A.

         THE RATE AT WHICH THE INTERNATIONAL FUND'S ADVISORY AND SUBADVISORY FEES ARE PAID WILL NOT INCREASE AS A RESULT OF THE APPROVAL OF THIS PROPOSAL. Pursuant to the New Subadvisory Agreement, WPG shall pay to RIAM an investment subadvisory fee at the same rate as the investment subadvisory fee payable by WPG to Hill

Samuel under the Current Subadvisory Agreement. This fee is payable quarterly and is equal on an annual basis to 40% of the advisory fee paid by the Fund to WPG. Under the Fund's advisory agreement with WPG, WPG is entitled to receive from the Fund a quarterly advisory fee, equal on an annual basis to 0.50% of net assets while net assets are less than $15 million, 0.85% while net assets are between $15 million and $20 million, and 1.00% while net assets are $20 million or more. The Fund does not have any responsibility for the subadvisory fee payable to RIAM and pays only the advisory fee to WPG. In the event that the advisory fee payable by the Fund to WPG is reduced, the amount payable by WPG to RIAM shall likewise be reduced by a proportionate amount. (See Section 3 of the New Subadvisory Agreement)

         Under both the New and the Current Subadvisory Agreements, the subadviser (Hill Samuel or RIAM, as the case may be) provides the Fund and WPG with investment research, advice and supervision and with an investment program for that portion of the International Fund's portfolio invested in foreign securities consistent with the Fund's investment objective, policies and restrictions. (See Section 1 of the New Subadvisory Agreement) The subadviser bears its own costs of providing such services. The International Fund is responsible for all of its other expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities, legal and accounting expenses, taxes, the fees and expenses of the transfer agent, the cost of preparing share certificates, costs incurred in connection with shareholders' meetings and shareholders reports, the expenses of and fees for registering or qualifying securities for sale, and the fees and expenses of the Independent Trustees. (See Section 2 of the New Subadvisory Agreement)

         Both the New and the Current Subadvisory Agreements provide that the subadviser shall not be liable for any loss sustained by the Fund by reason of the adoption or implementation of any investment policy or the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made and such individual, firm or corporation shall have been selected with due care and in good faith, except for a loss resulting from willful misfeasance, bad faith or gross negligence in the performance by the subadviser of its duties or by reason of the subadviser's reckless disregard of its obligations and duties under the subadvisory agreement. (See Section 6 of the New Subadvisory Agreement)

         If approved by the Fund's shareholders at the Meeting, the New Subadvisory Agreement will take effect upon a date to be determined by the Chairman of the Board of Trustees. It is expected that the effective date will be as soon as reasonably practicable after the date of the Special Meeting of Shareholders that permits an orderly transfer of responsibility to RIAM from Hill Samuel. The New Subadvisory Agreement will continue in effect for an initial period of two years after its effectiveness and will continue in effect thereafter for successive one year periods as long as each such continuance is approved in accordance with the requirements of the 1940 Act. The New Subadvisory Agreement may be terminated without penalty upon not more than 60 days' notice by the Trustees, by at least a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund, or by WPG or RIAM. In addition, the New Subadvisory Agreement terminates automatically in the event of its assignment. (See Section 7 of the New Subadvisory Agreement)

THE CURRENT SUBADVISORY AGREEMENT WITH HILL SAMUEL

         The continuance of the Current Subadvisory Agreement was most recently approved by the Fund's Trustees, including a majority of the Independent Trustees, voting in person at a meeting called for that purpose on April 21, 1999. At that meeting, the Trustees also voted to terminate the Current Subadvisory Agreement upon the effectiveness of the New Subadvisory Agreement. The Current Subadvisory Agreement was initially approved by shareholders at a meeting held on July 29, 1998. The primary purpose of submitting the Current Subadvisory Agreement to shareholders in 1998 was solely in connection with the change in control of the Fund's investment adviser as a result of the Acquisition (described below under "Miscellaneous"). Previously, a substantially identical investment subadvisory agreement with Hill Samuel was in effect. For subadvisory services performed during the fiscal year ended December 31, 1998, WPG paid to Hill Samuel subadvisory fees pursuant to the Current Subadvisory Agreement in the amount of $16,580.

         Hill Samuel, a corporation organized under the laws of the United Kingdom, is regulated as an investment adviser by IMRO and is registered with the SEC as an investment adviser under the U.S. Investment Advisers Act of 1940. Hill Samuel is a wholly owned subsidiary of Lloyds TSB Group plc. The principal business address of Hill Samuel is 10 Fleet Place, London, England.

MISCELLANEOUS

         In September 1998, Robeco acquired all of the outstanding equity interests in WPG from the prior owners of WPG (including the then Managing Directors of WPG, Lloyds American Securities Corp. and certain other persons) in consideration of approximately $375 million in cash, subject to certain purchase price adjustments (the "Acquisition"). The initial purchase price is subject to adjustments based on, among other things, the amount of revenue generated by assets under management of WPG and its affiliates at specified times. In addition to the initial purchase price, the prior owners of WPG and other key WPG employees are eligible to receive up to an additional $200 million contingent upon the level of WPG's cash flow during the five years after the closing. In connection with the Acquisition, the Managing Directors of WPG, including Mr. Roger J. Weiss (Chairman of the Fund's Board) and other Managing Directors and other officers of the Fund, received a portion of the initial purchase price upon the consummation of the Acquisition and will be eligible to receive a portion of the contingent purchase price based on their contribution to the continued profitability of WPG after the Acquisition.

         For advisory services performed during the fiscal year ended December 31, 1998, the Fund paid to WPG aggregate advisory fees in the amount of $41,449. WPG will continue to serve as the Fund's adviser and administrator regardless of the outcome on the Proposal.

EVALUATION AND CONCLUSION OF THE BOARD OF TRUSTEES

         In evaluating the New Subadvisory Agreement, the Trustees carefully reviewed materials furnished by RIAM, including information regarding RIAM and its affiliates and their personnel, operations, and financial conditions. The Trustees also listened to a presentation by, and asked questions of, the person who will serve as the Fund's portfolio manager at RIAM. The Trustees deemed to be especially important the international investment management expertise of employees of the non-U.S. subsidiaries of Robeco, who would be Shared Personnel of RIAM. The Trustees also deemed important the favorable history, reputation and qualification of RIAM's parent company, Robeco, and the level of resources available to RIAM through Robeco and its subsidiaries in providing investment subadvisory services to the Fund. Additionally, the Trustees considered that the rate of subadvisory fee provided in the New Subadvisory Agreement is identical to the rate of subadvisory fee provided in the Current Subadvisory Agreement, and that the other terms of the New and Current Subadvisory Agreements are substantially similar, except for the parties and the dates of execution, effectiveness and termination. Other factors deemed important by the Trustees in making their recommendation are (i) the commitment of WPG to pay the Fund's expenses in connection with this proxy solicitation so that shareholders of the Fund would not have to bear such expenses; (ii) the possibility of benefits that may be realized by the Fund as a result of RIAM serving as the Fund's investment subadviser; and (iii) other factors deemed relevant by the Trustees. The Trustees considered possible benefits to RIAM under the New Subadvisory Agreement, including the ability of RIAM (a) to cause the Fund to execute securities transactions with brokers that are affiliated with Robeco, subject to compliance with the requirements of the 1940 Act and procedures adopted by, and oversight of, the Trustees and (b) to obtain soft dollar brokerage and research services from brokers that are not affiliated with Robeco who effect securities transactions on behalf of the Fund.

         Based upon a review of these and other factors deemed relevant, the Fund's Board of Trustees concluded that the terms of the New Subadvisory Agreement are fair to, and in the best interest of, the Fund and its shareholders. The Trustees, including the Independent Trustees, unanimously recommend that the shareholders of the Fund vote to approve the New Subadvisory Agreement at the Meeting.

VOTE REQUIRED

         The Proposal must be approved by at least a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund. This means that the Proposal must be approved by the lesser of (i) 67% or more of the Shares of the Fund entitled to vote thereon present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding Shares of the Fund are present in person or represented by proxy or (ii) more than 50% of the outstanding Shares of the Fund entitled to vote thereon. If the Fund's shareholders do not approve the Proposal, Hill Samuel would continue to serve as the investment subadviser to the Fund pursuant to the terms of the Current Subadvisory Agreement, and the Trustees would consider what further action to take consistent with their fiduciary duties to the Fund.

            THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" APPROVAL OF
                         THE NEW SUBADVISORY AGREEMENT.
                           --------------------------

                        PROXIES AND VOTING AT THE MEETING

         A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the instructions marked thereon. An executed proxy on which no instructions are given will be voted in favor of the Proposal. The proxy confers discretionary authority upon the persons named therein to vote on other business which may come before the Meeting. The Board knows of no other business to be presented at the Meeting. Should other business properly be brought before the Meeting, it is intended that the accompanying proxy will be voted thereon in accordance with the judgment of the persons named as proxies.

         A shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Fund a written notice revoking the proxy or by executing a proxy dated subsequent to the date of a previously executed proxy. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the shareholder gives affirmative notice at the Meeting that the shareholder intends to revoke the proxy and vote in person.

         In the event that a quorum (the presence in person or by proxy of the holders of a majority of the Shares outstanding and entitled to vote on a matter) is not obtained, or in the event that insufficient Shares for approval of the Proposal are represented at the Meeting at which a quorum is present, an adjournment or adjournments of the Meeting may be sought by the Fund's Board to permit further solicitation of proxies. Any adjournment would require the affirmative vote of the holders of a majority of the Shares of the Fund present in person or by proxy at the Meeting (or any adjournment thereof) and entitled to vote on the Proposal subject to the adjournment. The persons named as proxies will vote all Shares represented by proxies which they are entitled to vote in favor of the Proposal in favor of an adjournment and will vote all Shares required to be voted against the Proposal against an adjournment. A proxy that is properly executed by a broker or nominee and returned accompanied by instructions to withhold authority to vote represents a broker "non-vote." A broker non-vote occurs when a broker or nominee does not receive instructions from the beneficial owner or other person entitled to vote on a particular matter with respect to which the broker or nominee does not have discretionary power. Shares represented by broker non-votes will not be considered to be present at the Meeting for purposes of determining the existence of a quorum and will be deemed not cast with respect to the Proposal. If no instructions are received by the broker or nominee from the shareholder with reference to routine matters, the Shares represented thereby may be considered present for purposes of determining the existence of a quorum and, if so determined, will be deemed cast with respect to such matters. Also, a properly executed and returned proxy marked with an abstention will be considered present at the Meeting for purposes of determining a quorum. Although broker non-votes and abstentions do not constitute a vote "for" or "against" the matter, they have the effect of a "no" vote for purposes of determining whether the Proposal has been approved. The Proposal is not considered to be a routine matter as to which brokers may vote without instructions.

                              SHAREHOLDER PROPOSALS

         A proposal from a shareholder of the Fund intended to be presented at any shareholder meeting hereafter called must be received by the Fund within a reasonable time before the solicitation relating thereto is made in order to be included in the proxy statement and proxy card related to such meeting. Under the Fund's Declaration of Trust and the By-Laws, meetings of the shareholders are required to be held only when necessary under the 1940 Act. It is therefore likely that, in future years, shareholder meetings will not be held on an annual basis. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under the federal securities laws, including
Section 14 of the Securities Exchange Act of 1934 and the rules thereunder.

                                     GENERAL

         It is anticipated that proxy solicitations will be made principally by mail, although officers of the Fund and WPG may, without special compensation, contact shareholders by telephone, facsimile or other electronic media. Arrangements have been made with brokers, custodians, nominees and fiduciaries to send proxy materials to beneficial owners. In addition, WPG may retain an outside firm to assist in the solicitation of proxies. WPG shall bear all the expenses of the solicitation, including the printing, postage and other expenses related to preparation of this Proxy Statement.

                                 SHARE OWNERSHIP

         As of the Record Date, there were ___________ Shares of the Fund outstanding. To the knowledge of the Fund, no shareholder owned beneficially or of record on the Record Date 5% or more of the outstanding Shares of the Fund, except as set forth below. As of the Record Date, the Trustees and officers of the Fund beneficially owned in the aggregate approximately [____%] of its outstanding Shares, and no Trustee or officer individually owned beneficially more than [1]% of the Fund's outstanding shares. As of the Record Date, WPG, its officers, employees and affiliates owned beneficially _____ (__%) of the outstanding Shares. Also as of the Record Date, _____ (__%) of the outstanding Shares were held in investment accounts managed by WPG; WPG disclaims beneficial ownership in [all] of such Shares.



                                    NUMBER OF SHARES            PERCENTAGE OF
NAME AND ADDRESS                   BENEFICIALLY OWNED        OUTSTANDING SHARES
-----------------------------      ------------------        ------------------


Gussman Investments                    73,185.162                 --%
Nadel & Gussman Oil Producers
First Nat Tower
Tulsa, OK  74103

Petropower                             46,622.463                  --%
Nadel & Gussman Oil Producers
First Nat Tower, 32nd Floor
Tulsa, OK  74103

Bost & Co.                             33,016.019                  --%
FPRF 1744332
Mutual Fund Operations
P.O. Box 3198
Pittsburgh, PA  15230-3198

Weiss, Peck & Greer As TTEE            32,336.970                  --%
FBO Dr. John G. Heard-IRA
P.O. Box 647
Friendswood, TX  77549-0647